                                                                     EXHIBIT 4.2

[FACE OF CERTIFICATE]
COMMON STOCK
COMMON STOCK
ZQ
[LOGO]
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
THIS CERTIFICATE IS TRANSFERABLE IN DENVER, CO AND NEW YORK, NY
CUSIP 62856E 10 4
See reverse side for certain definitions and a statement as to the rights, preferences, privileges and restrictions on shares. This certifies that____________is the owner of__________FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $.001 PAR VALUE PER SHARE, OF Myogen, Inc. transferable on the books of the Corporation by said owner in person or by his duly authorized attorney upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to the provisions of the Certificate of Incorporation and the Bylaws of the Corporation, as amended, copies of which are on file at the office of the Transfer Agent of the Corporation, and to which reference is hereby expressly made and to all of which the holder hereof by acceptance of this certificate hereby assents. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
Witness the facsimile of the Corporation's seal and the facsimile signatures of its duly authorized officers.
Dated:
[SIGNATURE]
PRESIDENT AND CHIEF EXECUTIVE OFFICER
[SIGNATURE]
SECRETARY
COUNTERSIGNED AND REGISTERED: COMPUTERSHARE TRUST COMPANY, INC. P.O. Box 1596 Denver, CO 80201 TRANSFER AGENT AND
REGISTRAR
BY: AUTHORIZED SIGNATURE
1001

[REVERSE OF CERTIFICATE]
Myogen, Inc. will furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request should be addressed to the Secretary of the Corporation.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM- as tenants in common
TEN ENT- as tenants by the entireties
JT TEN- as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT-___________Custodian____________
(Cust) (Minor)
under Uniform Gifts to Minors Act__________ (State)
UNIF TRANS MIN ACT-___________Custodian___________
(Cust) (Minor) under Uniform Transfers to Minors Act ___________ (State) Additional abbreviations may also be used though not in the above list. For value received,___________hereby sell(s), assign(s) and transfer(s) unto___________PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)___________shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint___________Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated
NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
SIGNATURE(S) GUARANTEED By___________
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 17Ad-15.
KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.